Exhibit 99.1

FOR IMMEDIATE RELEASE

Lattice Semiconductor Appoints Esam Elashmawi Interim Chief Executive Officer

President and Chief Executive Officer Jim Anderson Steps Down to Pursue a New Opportunity

HILLSBORO, Ore. – June 3, 2024 – Lattice Semiconductor Corporation (Nasdaq: LSCC), the low power programmable leader, today announced the appointment of Esam Elashmawi, Chief Marketing and Strategy Officer, as Interim Chief Executive Officer effective immediately. Mr. Elashmawi’s appointment follows the decision by Jim Anderson to step down as President, Chief Executive Officer, and Board member to pursue an opportunity with another company.

The Board has commenced a search process to identify a permanent CEO and will consider internal and external candidates as part of its search.

Mr. Elashmawi joined Lattice in 2018 and brings over 30 years of FPGA technology and industry experience to the role. Prior to joining Lattice, Mr. Elashmawi held the positions of Senior Vice President and General Manager at Microsemi Corporation and Vice President of Product Development at Actel Corporation. Earlier in his career he co-founded SiliconExpert Technologies, a component management software company, which was acquired by Arrow Electronics. As Chief Marketing and Strategy Officer at Lattice, Mr. Elashmawi has been deeply engaged with Lattice’s investment community and customers. He also spearheaded the Company’s strategic transformation leading to rapid product portfolio expansion and the launch of multiple new hardware and software solutions.

“Over the last six years, Esam has played a critical role in Lattice’s transformation,” said Jeff Richardson, Chair of Lattice’s Board. “I am confident that Esam and our talented executive team will ensure a smooth transition for all our stakeholders. With clear strategic priorities in place, and significant opportunity for growth and value creation, the Board is confident the Company is well positioned to build upon its track record of delivering outstanding results.”

Mr. Richardson continued, “On behalf of the Board, I wish Jim well and thank him for his leadership in overseeing Lattice during a period of meaningful transformation and innovation.”

“It has been an honor to lead the exceptional team at Lattice for the past six years,” said Mr. Anderson. “I am very proud of what we have accomplished together, and I look forward to following Lattice’s success.”

“We’re at an exciting time in Lattice’s history as we continue to execute on our largest product portfolio expansion," said Mr. Elashmawi. “I look forward to working closely with the Lattice Board and the management team as we build on our strong foundation and deliver for our customers and stakeholders.”

Forward-Looking Statements Notice:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are neither historical facts nor assurances of future performance and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to candidates Lattice intends to consider for CEO, ensuring a smooth transition for all Lattice stakeholders, and continuing a track record of outstanding results, execution of Lattice’s product portfolio expansion, and success.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate to the availability of qualified CEO candidates, the general economy, the markets in which we operate, and more broadly to our overall business, including those risks and uncertainties described in our filings with the Securities and Exchange Commission, including Lattice’s most recent Annual Report on Form 10-K, especially those under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations”, all of which are expressly incorporated herein by reference. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to and undertakes no obligation to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Lattice Semiconductor

Lattice Semiconductor (Nasdaq: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing Communications, Computing, Industrial, Automotive, and Consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, or Weibo.

INVESTORS:

Rick Muscha

Lattice Semiconductor

408-826-6000

Rick.Muscha@latticesemi.com

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Sophia Hong

Lattice Semiconductor

503-268-8786

Sophia.Hong@latticesemi.com